UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2011

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip

Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 24, 2011, Caesars Entertainment Corporation (the “Registrant”) announced that certain direct and indirect wholly-owned subsidiaries of the Registrant (the “Borrowers”) are seeking financing for the completion of the Octavius Tower at Caesars’ Palace Las Vegas (“Project Octavius”) and the development of a retail, dining and entertainment corridor located between the Imperial Palace Hotel and Casino and the Flamingo Las Vegas on the Las Vegas strip (“Project Linq” and, together with Project Octavius, the “Development”). The financing is expected to consist of a $400 million senior secured term facility (the “Term Facility”) with a six-year maturity, which will be secured by all material assets of the Borrowers. The proceeds of the Term Facility will be used by the Borrowers to finance the Development and to pay fees and expenses incurred in connection with the Term Facility and the transactions related thereto.

In connection with the Development and the Term Facility, the Registrant will contribute or cause to be contributed the existing Octavius Tower and related assets to one of the Borrowers and the existing O’Shea casino (adjacent to the Flamingo Las Vegas) and related real property and other assets comprising the components of Project Linq to one of the Borrowers. Upon completion of Project Octavius, one of the Borrowers will lease the Octavius Tower to a wholly-owned subsidiary of CEOC. Upon completion of the Project Linq, one of the Borrowers will lease the gaming space in Project Linq to a wholly-owned subsidiary of CEOC. The total lease payments are expected to be $50 million annually once the Development is open. CEOC is expected to guarantee the obligations of the lessees under the Project Octavius and Project Linq leases described above.

From time to time on and after the closing of the Term Facility, the Registrant may be required to make cash contributions to the Borrowers to fund certain portions of the Development. As a condition to obtaining the Term Facility, the Registrant will be required to provide a completion guarantee with respect to the Development, which will guarantee completion of the construction of the Development, availability of contemplated working capital and receipt of material permits and licenses necessary to open and operate the Development. The maximum liability of the Registrant under the completion guarantee is expected to be $25 million in respect of Project Octavius and $75 million in respect of Project Linq. In addition, the Registrant will be required to guarantee all payments of interest under the Term Facility until the later of the commencement of operations of the Octavius Tower and Project Linq and to guarantee the performance of the Borrowers of the first lien leverage ratio maintenance covenant (the “performance guarantee”) by making cash equity contributions to the Borrowers from time to time pursuant to the terms of the Term Facility. The maximum liability of the Registrant under the performance guarantee is expected to be $50 million. Except in the limited circumstances described above, neither the Registrant nor CEOC will have any direct obligations under the Term Facility, and the Term Facility will not be recourse to the Registrant or CEOC. Obtaining the proposed Term Facility is subject to market and other conditions, and may not occur as described or at all.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: February 24, 2011	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary